EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of MedImmune, Inc. on Form S-8 (File Nos. 333-28481 and 333-28527) and
Form S-3 (File Nos. 333-44195 and 333-13373), of our report, dated February 4, 1998, on our audits of the financial statements of MedImmune, Inc.
as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.




Coopers & Lybrand L. L. P.


McLean, Virginia
March 27, 1998